Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-23
*CUSIP:         21988G692       Class A-1
                21988GAV8       Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of    December 1, 2005.....                                     $0.00
         Scheduled Income received on securities.....              $1,000,000.75
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$1,000,000.00
         Distribution to Class A-2 Holders.....                           -$0.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.75
Balance as of    June 1, 2006.....                                         $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    December 1, 2005.....                                     $0.00
         Scheduled Principal received on securities.....                   $0.00
         Principal portion of Call Price received upon exercise   $25,596,519.00
         of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on       -$25,000,000.00
         June 1, 2006.....
         Distribution of principal to Class A-2 Holders on          -$596,519.00
         June 1, 2006.....
         Distribution of $28,777,000 principal amount of                  -$0.00
         underlying securities to Call Warrants Holder on
         June 1, 2006.....
Balance as of    June 1, 2006.....                                         $0.00


             UNDERLYING SECURITIES HELD AS OF        June 1, 2006

           Principal Amount                     Title of Security
              ---------                         -----------------
                $0.00                   Ryder System, Inc. 6.95% Debentures due
                                        December 1, 2025
                                        *CUSIP:        783549AZ1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.